Exhibit 99.1

Press Contact:	Investor Contact:
Ellen Slaby	Kristine Mozes
Centra Software, Inc.	Centra Software, Inc.
781-994-1068	781-869-4162
eslaby@centra.com	kmozes@centra.com

Centra Announces New Board Member

Centra to Add Evan C. Marwell to its Board of Directors

Criterion Capital Withdraws its Nominees for Election;

Agrees to Vote for Centra Nominees

LEXINGTON, Mass. (June 02, 2005) – Centra Software, Inc. (NASDAQ: CTRA), a leading provider of specialized application software and services for online business collaboration, today announced that it will appoint Mr. Evan C. Marwell, 39, an affiliate of Criterion Capital Management, LLC, to fill the vacancy on the Board of Directors created when former President and CEO Paul Gudonis resigned from the Company in April. In connection with the appointment, Criterion has entered into an agreement with Centra under which Criterion will withdraw its nominees for election to the Centra Board of Directors and will vote in favor of the nominees made by the Centra Board of Directors at the upcoming Annual Meeting in July. Mr. Marwell will be appointed immediately following the Annual Meeting.

Mr. Marwell is a Partner and Managing Director of the investment team for Criterion Capital Management, LLC, Centra’s largest institutional shareholder. Before joining Criterion, he was the President and CEO of Quixi, Inc., a venture-backed CRM software and services company. Prior to working with Quixi, Mr. Marwell was the Founder and President of INFONXX, a global provider of directory assistance services to wireless carriers and Fortune 500 corporations. He began his career as a management consultant at Corporate Decisions Inc. (now Mercer consulting) and received an undergraduate degree in Economics, cum laude, from Harvard College and an M.B.A., with honors, from Harvard Business School in 1992.

“We are delighted to have resolved matters with Criterion and we welcome Evan as a member of our Board,” said Leon Navickas, Chairman and CEO of Centra. “We are fortunate to have someone with Evan’s knowledge of Centra and of the software sector in general. His experience as a former CEO coupled with his software background will complement the current Board’s composition.”

“I believe that my appointment to Centra’s Board reflects the value that a substantial, long-term investor with significant industry experience can bring to a company,” said Mr. Marwell. “I look forward to working closely with Leon, the executive team, and the Board to achieve our shared goal of increasing shareholder value at Centra.”

About Centra

Online learning and training solutions from Centra create workforce efficiencies and enable organizations to share and exchange business-critical information with geographically distributed customers, partners, prospects and employees. Centra’s solutions integrate real-time communication, collaboration and learning and departmental business processes with specialized applications that increase sales effectiveness, improve collaborative learning and accelerate enterprise application rollouts and customer acquisition initiatives. Currently available in 9 languages, Centra solutions can be deployed as on-site software or through its ASP service and are supported by an active ecosystem of value-added partners, including Siebel, PeopleSoft, SAP and Deloitte Consulting. Organizations across every major industry and market sector choose Centra, including Wyndham International, Weyerhaeuser, Underwriters Laboratories, BMW and Stanford University. Headquartered in Lexington, Massachusetts, Centra serves a worldwide customer base throughout the Americas, Europe, Asia and Australia. For more information, visit www.centra.com.

Safe Harbor Statement Regarding Forward-Looking Statements

With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements about the beliefs and expectations of management regarding the Company’s future performance, the Company’s strategic initiatives, its ability to achieve and maintain a leadership position in real-time conferencing and collaboration, demand for the Company’s software services and management’s goals and objectives regarding future results of operations. These statements reflect management’s beliefs and expectations as of the date of this statement, and involve risk and uncertainties that may cause actual results, events and performance to differ materially. These risk factors include, but are not limited to, risks associated with the Company’s ability to successfully execute its strategic plan, the effect of the Company’s cost-cutting measures on its operations, acceptance by customers of the Company’s Enterprise Advantage Subscription pricing model, significant changes in our senior management team, customer fulfillment of the entire term of multi-year subscription contracts, uncertainty of market reaction to the Company’s sales and marketing efforts, product demand for and market acceptance of the Centra 7 collaboration platform, the Company’s ability to sell and deliver its Enterprise Application Rollout and Sales Effectiveness solutions and other future products, the effect of economic conditions generally on the market for IT spending and for the Company’s products, the results of future research and development activities, the impact of competitive products and pricing, technological difficulties and/or other factors outside the control of the Company. There is no assurance that the Company will be able to implement its growth and operating plans as anticipated, or achieve its revenue and earnings goals. For a description of additional risks, and uncertainties, please refer to the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2004 and its Form 10-Q for the three months ended March 31, 2005, which are available at www.centra.com/investorrelations. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY CENTRA FOR USE AT ITS ANNUAL MEETING OF STOCKHOLDERS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF CENTRA AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT WWW.SEC.GOV.